UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 16, 2011

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 15, 2011, as the result of certain errors described in the following paragraph, Evergreen Energy Inc. management recommended to the Audit Committee of our Board of Directors that we correct certain components of our condensed consolidated balance sheet, the components of our condensed consolidated statements of operations and the components of our condensed consolidated statement of shareholders’ deficit as of and for the three and six months ended March 31, 2011 and June 30, 2011.  The Audit Committee agreed with management’s recommendation, and it was concluded that the financial statements as of and for the aforementioned periods should no longer be relied upon.  Management has discussed this matter with Hein and Associates LLP, our independent registered public accounting firm.

The identified errors related to: (i) accounting for a liability that was incurred during the three months ended March 31, 2011, which was not properly recorded in the previously filed Form 10-Q; and (ii)  to  appropriately account for certain prior period items, including:  the abandonment of certain patents, an impairment of certain office assets and to adjust depreciation for certain assets.   As a result of these errors, we determined that the condensed consolidated balance sheet, condensed consolidated statements of operations, and the condensed consolidated statement of shareholders’ deficit for the three months ended March 31, 2011 and at March 31, 2011 and for the three and six months ended June 30, 2011 and at June 30, 2011 should be restated on Forms 10-Q/A for the applicable periods. We evaluated these adjustments both quantitatively and qualitatively and determined that no other prior periods needed to be restated, principally due to the non-cash nature of the prior period adjustments.

We anticipate that the 10-Q/A for three months ended March 31, 2011 and the 10-Q/A for the three and six months ended June 30, 2011will be filed in the coming days.

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The following is a summary of the effects of the identified errors on our condensed consolidated financial statements:

	As previously reported	Adjustments	As restated
	(in thousands)
Balance Sheet March 31, 2011
Property, plant and Equipment, net of accumulated depreciation	$1,402	$(669)	$733
Other assets	3,748	(291)	3,457
Total assets	33,507	(960)	32,547
Liability of discontinued plant operations	183	368	551
Total liabilities	37,627	368	37,995
Total stockholders’ deficit	(4,122)	(1,328)	(5,450)

Statement of Operations for the three months ended March 31, 2011
Impairment expense	$—	$482	$482
Depreciation and amortization	273	478	751
Loss from continuing operations	(15,419)	(960)	(16,379)
Income from discontinued plant operations	4,076	(368)	3,708
Net loss attributable to common shareholders	(11,190)	(1,328)	(12,518)

Statement of Cash Flows March 31, 2011
Impairment expense	$—	$482	$482
Depreciation and amortization	273	478	751

	As previously reported	Adjustments	As restated
	(in thousands)
Balance Sheet June 30, 2011
Property, plant and Equipment, net of accumulated depreciation	$1,087	$(669)	$418
Other assets	3,759	(355)	3,404
Total assets	24,549	(1,024)	23,525
Liability of discontinued plant operations	176	368	544
Total liabilities	21,523	368	21,891
Total stockholders’ equity	3,024	(1,392)	1,632

Statement of Operations for the three months ended June 30, 2011
Impairment expense	$2,472	$64	$2,536
Income from continuing operations	6,341	(64)	6,277
Net loss attributable to noncontrolling interest	(341)	(5)	(346)
Net income attributable to common shareholders	6,015	(69)	5,946

Statement of Operations for the six months ended June 30, 2011
Impairment expense	$2,472	$546	$3,018
Depreciation and amortization	529	478	1,007
Loss from continuing operations	(9,077)	(1,024)	(10,101)
Income from discontinued plant operations	4,091	(368)	3,723
Net loss attributable to noncontrolling interest	494	5	499
Net loss attributable to common shareholders	(4,492)	(1,387)	(5,879)

Statement of Cash Flows June 30, 2011
Impairment expense	$2,472	$546	$3,018
Depreciation and amortization	529	478	1,007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: September 16, 2011	By: /s/Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

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